Exhibit 10.4

                               HEXCEL CORPORATION
                     MANAGEMENT INCENTIVE COMPENSATION PLAN


                                   I.  PURPOSE

          The purpose of the Hexcel Corporation Management Incentive Compen-sation Plan (the "Plan") is to advance the interests of Hexcel Corporation (the "Company") by providing an incentive for those key managers who have a direct measurable opportunity to advance the Company's goals and promote the growth and long-range interests of the Company. In addition, it is intended that the Plan create linkage between performance and compensation, align managements' interests with the interests of stockholders and encourage team management and corporate success.

                                 II. DEFINITIONS

          a. "Award" shall mean the amount payable to a Participant in respect of a Plan Year pursuant to the Plan.

          b.  "Board" shall mean the Board of Directors of the Company.

          c. "Cause" shall mean any (A) willful and continued failure by a Participant to obey the reasonable instructions of a person to whom he or her reports, (B) willful and continued neglect by a Participant of his or her duties and obligations as an employee of the Company or a Subsidiary or (C) willful misconduct of a Participant or other actions in bad faith by a Participant which are to the detriment of the Company or a Subsidiary including, without limitation, conviction of a felony, embezzlement or misappropriation of funds or conviction of any act of fraud.

          d.  "Committee" shall mean the Compensation Committee of the Board.

          e.  "Company" shall mean Hexcel Corporation, a Delaware corporation.

          f. "Disability" shall have the meaning set forth in the Company's long term disability plan, as in effect from time to time.

          g. "EBITDA" shall mean the earnings before interest, taxes, deprecia-tion, and amortization of the Company and its Subsidiaries taken as a whole, subject to adjustment as provided herein, and excepting or including those gains or losses that the Committee, in its sole judgment, deems to be extraordinary.












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          h.  "Eligible Employee" shall mean any officer or key management employee of the Company or a Subsidiary.

          i. "Participant" shall mean any Eligible Employee who is approved by the Committee, in its sole discretion, for participation in the Plan in any Plan Year.

          j. "Performance Goals" shall mean the criteria and objectives which must be met during the Plan Year as a condition of the Participant's receipt of an Award in respect of such Plan Year. Performance Goals may be based upon the extent of attainment by the Company of a level of EBITDA or any other performance measurement relating to the Company, a Subsidiary or business unit which the Committee deems appropriate.

          k. "Plan" shall mean this Hexcel Corporation Management Incentive Compensation Plan, as amended from time to time.

          l. "Plan Year" shall mean each calendar year during which the Plan is in effect.

          m. "Subsidiary" shall mean any subsidiary corporation of the Company consolidated with the Company for financial reporting purposes.

          n. "Target Incentive Award" shall mean the amount specified in a Participant's Individual Target Memo.

                               III. ADMINISTRATION

          Administration of the Plan shall be by the Committee, which shall, in applying and interpreting the provisions of the Plan, have full power and authority to construe, interpret and carry out the provisions of the Plan. All decisions, interpretations and actions of the Committee under the Plan shall be at the Committee's sole and absolute discretion and shall be final, conclusive and binding upon all parties.

                        IV. ELIGIBILITY FOR PARTICIPATION

          The Committee shall have full and complete discretion in determining which Eligible Employees may be Participants in the Plan in any Plan Year. Participation in the Plan in any Plan Year shall not confer any right on any Participant to participate in any subsequent Plan Year.









































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                           V. DETERMINATION OF AWARDS

          As soon as practicable during each Plan Year, the Committee shall establish a Target Incentive Award and corresponding Performance Goals in respect of such Plan Year. Amounts payable under the Plan will consist of an Award, based upon a percentage (which may exceed 100%) of the Target Incentive Award, derived from the degree of achievement of the Performance Goals. The Committee may, in its sole discretion, increase or decrease the amount of any Award otherwise payable to any Participant to reflect such Participant's individual performance or such other factors as the Committee deems relevant and, in recognition of changed or special circumstances. Awards will be paid to Participants as soon as practicable after certification by the Committee of the relevant Performance Goals. As soon as practicable after the establishment of the Target Incentive Award and Performance Goals, each Participant shall be notified in writing of such Target Incentive Award and the corresponding Performance Goals.

     Notwithstanding any other provision of the Plan, in the case of a Participant's voluntary termination of employment with the Company or a Subsidiary or upon termination of employment with the Company or a Subsidiary for Cause, the Participant shall not be entitled to any Award in respect of the Plan Year during which such termination occurs; provided, however, that the Committee may, in its sole discretion, authorize the full or partial payment of an Award, for such Plan Year, if the Participant was actively employed for at least six months during the Plan Year. In the case of a Participant's separation from service due to Disability or death or, in the case of a Participant's termination of employment by the Company or a Subsidiary other than for Cause, a Participant shall be entitled to receive an Award, prorated for the period of active employment with the Company or a Subsidiary during the Plan Year, payable in accordance with Section VI below. In the event of a change in employment status of a Participant during any Plan Year, the Committee may, in its sole discretion, adjust the Award determinants for the Participant based upon the Participant's new status. Alternatively, the Committee may, in its sole discretion, prorate the Award payable to the Participant in accordance with the Participant's position with the Company during the applicable Plan Year.

                              VI. PAYMENT OF AWARDS

          Awards shall be paid as soon as practicable after the close of the Plan Year. No Participant shall have the unconditional right to an Award hereunder until the Plan Year has concluded and the exact amount of the Award has been determined and certified by the Committee.

                             VII. DEFERRAL ELECTIONS






































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          The Committee may, at its option, establish written procedures pursuant to which Participants are permitted to defer the receipt of Awards payable under the Plan.

                         VIII. ACCOUNTING DETERMINATIONS

          The Committee reserves sole discretion in adopting and changing, from time to time, the accounting principles and practices reflected in audited financial statements of the Company and, in its sole and absolute judgment, to make such other adjustments in Company financial results and/or Performance Goals as may be deemed reasonable including, without limitation, changes to reflect acquisitions, divestitures, other corporate capital reorganizations, recapitalization or extraordinary events.

                      IX. AMENDMENT AND TERMINATION OF PLAN

          The Board reserves the right, at any time including during a Plan Year, to amend, suspend or terminate the Plan, in whole or in part, in any manner, and for any reason, and without the consent of any Participant, or other person; provided, that no such amendment, suspension or termination shall adversely affect the payment of any Award for a Plan Year ending prior to the action of the Board amending, suspending or terminating the Plan.

                                X. GOVERNING LAW

          The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Delaware.

                          XI. MISCELLANEOUS PROVISIONS

          Nothing contained in the Plan shall give any employee the right to be retained in the employment of the Company or a Subsidiary or affect the right of the Company or a Subsidiary to dismiss any employee. The Plan shall not constitute a contract between the Company or a Subsidiary and any employee. Unless approved by the Committee in respect of a particular Plan Year, no Participant shall have any right to be granted an Award hereunder.

                         XII. NO ALIENATION OF BENEFITS

          Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, nor in any manner be subject to the debts or liabilities of a Participant, and any








































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attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void.

              XIII. NO RIGHT, TITLE OR INTEREST IN COMPANY'S ASSETS

          Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create, or be construed to create, a trust of any kind, or fiduciary relationship between the Company or a Subsidiary and any Participant or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate funds shall be established, and no segregation of assets shall be made, to assure payment thereof.





































































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